Exhibit 5.1

[SQUIRE, SANDERS & DEMPSEY L.L.P. LETTERHEAD]

April 28, 2010

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio  43215

Re:           Offering of 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest

Ladies and Gentlemen:

We have acted as counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), and Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), in connection with the issuance and sale of an aggregate amount of up to 3,500,000 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share, of the Company (the “Shares”), in accordance with the terms of the Underwriting Agreement, dated April 23, 2010 (the “Underwriting Agreement”), by and between the Company and the Partnership, on the one hand, and Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), on the other hand.  The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-153257), as thereby amended from time to time (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including resolutions of the Board of Trustees of the Company and authorized committees thereof, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that:

1.           The Company is a real estate investment trust formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

Glimcher Realty Trust
April 28, 2010

2.           The Shares have been duly authorized for issuance and, when and if issued and delivered against payment therefor as provided for in the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and is given on the basis of the law and the facts existing as of the date hereof.  We do not express any opinion herein concerning the laws of any other state.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland.  Our opinion is based on applicable constitutions, statutes, regulations and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, or if we become aware of any fact that might change this opinion after the date hereof.

This opinion is intended solely for your use in connection with the Company’s Registration Statement and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

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Glimcher Realty Trust
April 28, 2010

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/  Squire, Sanders & Dempsey L.L.P.